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                                                                     Exhibit 5.2

September 26, 1996



Guidant Corporation
29th Floor
111 Monument Circle
Indianapolis, IN  46204-5129

Ladies and Gentlemen:

     We have examined the corporate records and proceedings of Guidant Corporation, an Indiana corporation (the "Company"), with respect to:

          (a) the organization of the Company; and

          (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the 10,350,000 shares of Common Stock, without par value (the "Shares"), to be offered under the Registration Statement on Form S-3 (Registration No. 333-06363), as amended (the "Registration Statement"), in connection with which this opinion letter is given.

     The law covered by this opinion letter is limited to the laws of the State of Indiana.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Indiana.

     2. The Shares being offered pursuant to the Registration Statement are validly authorized, and, when the Registration Statement shall have become effective and the Shares have been sold upon the terms and conditions described in the Registration Statement and set forth in the Underwriting Agreement filed as an exhibit to the Registration Statement, the Shares will be legally issued and fully paid and nonassessable.

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Guidant Corporation                                      September 26, 1996


     Dewey Ballantine may rely upon this opinion letter in rendering their opinions in connection with the Registration Statement as if this opinion letter were addressed to them.

     We consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Yours very truly,

                                                 /s/  Baker & Daniels


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